UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2017

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 US North Highway 1, Suite 201, Jupiter, Florida		33477

(Address of Principal Executive Offices)		(Zip Code)

399 Executive Boulevard, Elmsford, New York		10523
(Mailing Address)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 246-6700

399 Executive Boulevard, Elmsford, New York 10523
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2017, the Board of Directors (the “Board”) of Town Sports International Holdings, Inc. (the “Company”) unanimously agreed to expand the size of the Board from five directors to seven directors, and to appoint Marcus B. Dunlop and Mandy Lam as directors, to hold office until the 2018 Annual Meeting of Stockholders. The biographies of each newly appointed director is set forth below.

Marcus B. Dunlop is an investment professional at HG Vora Capital Management, LLC, which is the investment adviser to HG Vora Special Opportunities Master Fund, Ltd., a 31.8% owner of the Company’s common stock (“HG Vora”). He is responsible for sourcing and analyzing investment opportunities in credit and equity, with a focus on real estate and consumer discretionary businesses. Prior to joining HG Vora in July 2009, he was an analyst at Goldman Sachs Group, Inc. in the Bank Debt Portfolio Group focusing primarily on credit analysis for the bank loan sales and trading desk and restructuring the debt of non-investment grade companies (June 2008 - July 2009). Mr. Dunlop graduated from Illinois Wesleyan University summa cum laude with a Bachelor of Arts in Economics and Business Administration with a concentration in Finance (December 2007).

Mandy Lam is General Counsel at HG Vora responsible for managing legal and regulatory matters at the firm. Prior to joining HG Vora in December 2014, she was Managing Director at Global Financial Markets Association in the Global FX Division, where she provided strategic regulatory advice on the OTC FX market (September 2011 - December 2014). Prior to that, she was Senior Vice President and Head of Regulatory Affairs at CLS Bank International and a member of its Senior Management Team and Executive Committee (July 2004 - August 2011), and an attorney at Sullivan & Cromwell LLP advising on financing, securities, M&A and regulatory matters (December 1999 - May 2004). Ms. Lam graduated from the University of California at Berkeley with a Bachelors with Distinction in Economics and a Bachelors with Distinction and High Honors in English (May 1996) and received a Juris Doctor from New York University School of Law (May 1999).

Except as otherwise disclosed herein, there are no arrangements or understandings in connection with the appointment of Mr. Dunlop and Ms. Lam to the Board, or any relationships or related party transactions between the Company or any of its executive officers and/or directors, and Ms. Lam and Mr. Dunlop that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

Dated: July 13, 2017	By:	/s/ Carolyn Spatafora
		Name:	Carolyn Spatafora
		Title:	Chief Financial Officer